Exhibit 23.2

Onestop Assurance PAC
Co. Registration No.: 201823302D
10 Anson Road #21-14
International Plaza
Singapore, 079903
Email: audit@onestop-audit.com
Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-3 of Robo.ai Inc. (formerly known as NWTN Inc.) of our report dated April 30, 2026, relating to the consolidated financial statements of Robo.ai Inc for the financial year ended December 31, 2025. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ OneStop Assurance PAC

Singapore

July 31, 2026